UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 15, 2020

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2020, Chugach Electric Association, Inc. (“Chugach”), and Matanuska Electric Association, Inc. (“MEA”), entered into a Power Pool Agreement. As a condition of approval for the acquisition of Municipal Light & Power (“ML&P”), the Regulatory Commission of Alaska (“RCA”) included in their order a requirement that Chugach and MEA execute and file a tight power pool agreement 45 days in advance of close of the acquisition. The Power Pool Agreement is a twenty-year wholesale energy and power contract, which effectuates a tight power pool between Chugach and MEA. The Power Pool Agreement only becomes effective upon: (1) receipt of necessary board approvals, (2) close of the acquisition, and (3) receipt of RCA approval of the Power Pool Agreement either on an interim or permanent basis, whichever is earlier. Within the first six months, the parties will begin testing joint dispatch of all generation and transmission resources under Chugach and MEA’s direct control to meet the energy and spinning reserve needs of their two service areas in the most cost efficient manner, irrespective of resource ownership.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.87	Operations Agreement for Power Pooling and Dispatch between the Registrant and Matanuska Electric Association, Inc. dated July 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 16, 2020		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Lee D. Thibert
Lee D. Thibert
Chief Executive Officer